UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): July 24, 2025

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 Interstate 45, Suite 200, The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(847) 966-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Following the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Perma-Pipe International Holdings, Inc. (the "Company"), Messrs. David B. Brown and Robert J. McNally tendered their resignations for consideration by the Board of Directors of the Company (the "Board") as a result of receiving less than a majority of votes cast at the Annual Meeting. In accordance with ARTICLE III, Section 2 of the Company's by-laws, the Nominating and Corporate Governance Committee (the “Committee”), without the participation of Messrs. Brown and McNally, recommended to the Board that their resignations be accepted individually and at such time when their respective successors are identified and appointed to the Board. The Committee recommended that such successors must be approved by the Board, without the participation of Messrs. Brown and McNally. The recommendations of the Committee were adopted by the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished herewith:

Exhibit
Number

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: July 25, 2025	By:	/s/ Matthew E. Lewicki
Matthew E. Lewicki
Vice President and Chief Financial Officer